Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories Announces Second Quarter Results

•	Achieves second quarter revenue growth of 6% as reported and 7% organic, supported by CAG Diagnostics recurring revenue growth of 6% as reported and 7% organic.

•	Solid growth supported by continued benefits from IDEXX execution drivers, including record second quarter premium instrument placements and double-digit year-over-year global premium instrument installed base growth.

•	Delivers EPS of $2.44, a decline of 9% as reported reflecting a $62 million, $0.56 per share discrete expense accrual related to an ongoing litigation matter. On a comparable basis, excluding this impact, EPS increased 15%.

•	Updates 2024 revenue guidance to $3,885 million - $3,945 million, reflecting 6.2% - 7.8% growth as reported and 6.2% - 7.8% organic, driven by projected CAG Diagnostics recurring revenue growth of 5.7% - 7.3% as reported and 6.2% - 7.8% organic.

•	Adjusts 2024 EPS outlook to $10.31 - $10.59, a reduction of $0.56 per share at midpoint reflecting impacts from the $0.56 per share discrete litigation expense accrual and consistent expectations for solid comparable operating margin improvement.

WESTBROOK, Maine, August 6, 2024— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced second quarter results.

Second Quarter Results

The Company reports revenues of $1,004 million for the second quarter of 2024, an increase of 6% as reported and 7% organic, driven by Companion Animal Group ("CAG") growth of 6% as reported and 7% organic, and Water revenue growth of 9% as reported and 10% organic. CAG Diagnostics recurring revenue growth of 6% as reported and 7% organic was supported by strong growth in international regions and sustained global benefits from IDEXX execution drivers. IDEXX veterinary software, services and diagnostic imaging systems revenue increased 12% as reported and 8% organic, reflecting high recurring revenue growth and continued momentum in cloud-based software placements. Strong interest in IDEXX solutions supported record second quarter premium instrument placements and 11% annual growth in IDEXX's global premium instrument installed base.

Second quarter earnings per diluted share (“EPS”) were $2.44, a decrease of 9% as reported and an increase of 15% on a comparable basis excluding a $0.56 per share impact related to a discrete expense accrual for an ongoing litigation matter.

IDEXX Announces Second Quarter Results

August 6, 2024

"Continued high levels of execution from IDEXX teams drove solid global growth and strong operational performance in the second quarter,” said Jay Mazelsky, President and Chief Executive Officer. “These results reflect the benefits that IDEXX customers gain from adopting our innovative, multi-modality testing platforms and solutions. Veterinarians appreciate the deep diagnostics insights generated by IDEXX solutions, which help them deliver better patient outcomes and seamless workflow for better business results. This value-added partnership, supported by IDEXX innovation, sets a strong foundation for long-term growth through higher standards of pet healthcare."

Second Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 6% as reported and 7% organic for the quarter. Solid growth was supported by CAG Diagnostics recurring revenue growth of 6% as reported and 7% organic. CAG Diagnostics recurring revenue growth was supported by 8% reported and 10% organic gains in international regions. U.S. CAG Diagnostics recurring revenue growth of 5% as reported and organic remained solidly above sector growth levels in the second quarter.

Additional U.S. companion animal practice key metrics are available in the Q2 2024 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Solid global growth was achieved across IDEXX's testing modalities.

•	IDEXX VetLab® consumables generated 7% reported and 8% organic revenue growth, with solid gains in the U.S. and continued double-digit organic gains internationally supported by strong installed base growth across premium instrument platforms.

•	Reference laboratory diagnostic and consulting services generated 5% reported and 6% organic revenue growth, driven by solid U.S. gains and high single-digit organic growth in international regions.

•	Rapid assay products revenues grew 6% as reported and organic, driven by solid gains in the U.S., supported by benefits from higher net price realization.

Veterinary software, services and diagnostic imaging systems revenues grew 12% as reported and 8% organically, driven by continued high levels of organic growth in software and diagnostic imaging recurring revenues and benefits from a recent software and data platform acquisition.

Water

Water revenues grew 9% as reported and 10% organic for the quarter, reflecting strong growth in the U.S. and Europe.

IDEXX Announces Second Quarter Results

August 6, 2024

Livestock, Poultry and Dairy (“LPD”)

LPD revenues grew 1% as reported and 3% organically for the quarter. Solid gains in the U.S. and Europe were partially offset by lower Asia Pacific revenues, including impacts from reduced swine testing and herd health screening levels.

Gross Profit and Operating Profit

Gross profits increased 8% as reported and 9% on a comparable basis. Gross margin of 61.7% increased 100 basis points as reported and 90 basis points on a comparable basis, supported by benefits from net price realization offsetting inflationary cost impacts, software service margin gains and favorable business mix.

Operating margin was 26.3% for the quarter, lower than the prior year by 510 basis points including ~610 basis point negative impact from $62 million of expense related to a discrete litigation expense accrual. On a comparable basis excluding this item and foreign exchange effects, operating margins increased 110 basis points. Operating margin results reflect 28% operating expense growth as reported and 7% on a comparable basis excluding expense related to the discrete litigation accrual.

2024 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $3,885 million to $3,945 million, or reported growth of 6.2% - 7.8%, a reduction of $15 million at midpoint. This reflects an adjustment of ~1% at midpoint to full year estimates for organic revenue growth, which is now projected at 6.2% to 7.8%, reflecting recent trends in U.S. clinical visit levels. The updated guidance range includes ~$15 million of favorable impact from more recent foreign exchange estimates.

The Company updated its full year reported operating margin outlook to reflect consistent midpoint goals for comparable operating margin improvement and to incorporate the expenses related to an ongoing litigation matter. The Company's reported operating margin outlook is 28.7% - 29.0%, including ~160 basis points of impact related to the discrete litigation expense accrual. At midpoint, projected full year comparable operating profit margin expansion of 30 - 60 basis points includes a ~40 basis point negative growth impact from lapping a customer contract resolution payment in the first quarter of 2023.

The Company updated its EPS outlook range to $10.31 - $10.59, a reduction of $0.56 at midpoint, reflecting a $0.56 negative impact from a discrete litigation expense accrual. Adjustments to the organic revenue outlook were offset by $0.04 in favorable adjustments to foreign exchange estimates and favorable refinements to interest expense and effective tax rate estimates. The updated EPS growth outlook is 2% - 5% as reported and 9% - 12% on comparable basis, including a ~2% negative growth impact from lapping a customer contract resolution payment in the first quarter of 2023.

IDEXX Announces Second Quarter Results

August 6, 2024

The following table provides the Company's updated outlook for annual key financial metrics in 2024 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2024 Growth and Financial Performance Outlook

	Updated	Prior
Revenue	$ 3,885 - $ 3,945	$ 3,895 - $ 3,965
Reported growth	6.2% - 7.8%	6.5% - 8.5%
Organic growth	6.2% - 7.8%	7.0% - 9.0%
CAG Diagnostics Recurring Revenue Growth
Reported growth	5.7% - 7.3%	6.5% - 8.5%
Organic growth	6.2% - 7.8%	7.5% - 9.5%
Operating Margin	28.7% - 29.0%	30.2% - 30.7%
Operating margin expansion	(130 bps) - (100 bps)	20 bps - 70 bps
Negative impact of ongoing litigation matter	~160 bps
Comparable margin expansion	30 bps - 60 bps	20 bps - 70 bps
Negative impact of 2023 customer contract resolution payment	~ 40 bps	~ 40 bps
EPS	$ 10.31 - $ 10.59	$ 10.82 - $ 11.20
Reported growth	2% - 5%	8% - 11%
Negative impact of ongoing litigation matter	~6%
Comparable growth	9% - 12%	9% - 13%
Negative impact of 2023 customer contract resolution payment	~2%	~2%
Other Key Metrics
Net interest expense	~$20	~$21
Share-based compensation tax benefit	~$10	~$10
Share-based compensation tax rate benefit	~1%	~1%
Effective tax rate	~21.5%	~22%
Share-based compensation EPS impact	~$0.12	~$0.12
Reduction in average shares outstanding	0.5% - 1%	0.5% - 1%
Operating Cash Flow (% of Net Income)	110% - 115%	110% - 115%
Free Cash Flow (% of Net Income)	90% - 95%	90% - 95%
Capital Expenditures	~ $180 million	~ $180 million

IDEXX Announces Second Quarter Results

August 6, 2024

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2024.

Estimated Foreign Currency Exchange Rate Impacts	2024
Revenue growth rate impact	(~ 50 bps)
CAG Diagnostics recurring revenue growth rate impact	(~ 50 bps)
Operating margin growth impact	~ 0 bps
EPS impact	(~ $0.05)
EPS growth impact	(~ 1%)

Go-Forward Foreign Currency Exchange Rate Assumptions	2024
In U.S. dollars
euro	$1.07
British pound	$1.26
Canadian dollar	$0.72
Australian dollar	$0.66
Relative to the U.S. dollar
Japanese yen	¥163
Chinese renminbi	¥7.38
Brazilian real	R$5.55

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 9:00 a.m. (EDT) to discuss its second quarter 2024 results and management’s outlook. To participate in the conference call, dial 1-800-289-0459 or 1-773-305-6837 and reference passcode 399723. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2024 Investor Day

IDEXX Laboratories, Inc. will host its 2024 Investor Day on Thursday, August 15, 2024 from 8:00 am to approximately 12:00 pm (EDT). A live audio webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors. For additional information contact investorrelations@idexx.com.

IDEXX Announces Second Quarter Results

August 6, 2024

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

IDEXX Announces Second Quarter Results

August 6, 2024

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2024 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; U.S. clinical visit trends; net price realization improvement; product launches; and the ongoing litigation matter. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2024 results as follows: decreased gross profit growth by 0.7%, increased gross margin growth by 10 basis points, decreased operating expense growth by 0.4%, decreased operating profit growth by 0.9%, decreased operating profit margin growth by 10 basis points, and decreased EPS growth by 0.7%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2024 and refer to the 2024 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2024 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2024. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2024 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2024 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is not expected to have benefit projected full year 2024 revenue growth by 0.5% and have no impact on CAG Diagnostics recurring revenue growth.

IDEXX Announces Second Quarter Results

August 6, 2024

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,		June 30,	June 30,
Dollar amounts in thousands	2024	2023	Change	2024	2023	Change
Gross Profit (as reported)	$619,159	$572,850	8%	$1,212,229	$1,115,821	9%
Gross margin	61.7%	60.7%	100 bps	61.6%	60.5%	110 bps
Less: comparability adjustments
Change from currency	(3,777)	—		(3,121)	—
Comparable gross profit growth	$622,936	$572,850	9%	$1,215,350	$1,115,821	9%
Comparable gross margin and gross margin gain (or growth)	61.6%	60.7%	90 bps	61.6%	60.5%	100 bps

Operating expenses (as reported)	$355,358	$276,706	28%	$649,470	$539,278	20%
Less: comparability adjustments
Change from currency	(1,164)	—		(305)	—
Ongoing litigation matter	61,500	—		61,500	—
Comparable operating expense growth	$295,022	$276,706	7%	$588,275	$539,278	9%

Income from operations (as reported)	$263,801	$296,144	(11)%	$562,759	$576,543	(2)%
Operating margin	26.3%	31.4%	(510) bps	28.6%	31.3%	(270) bps
Less: comparability adjustments
Change from currency	(2,613)	—		(2,816)	—
Ongoing litigation matter	(61,500)	—		(61,500)	—
Comparable operating profit growth	$327,914	$296,144	11%	$627,075	$576,543	9%
Comparable operating margin and operating margin gain (or growth)	32.4%	31.4%	110 bps	31.8%	31.3%	50 bps

Amounts presented may not recalculate due to rounding.

Projected 2024 comparable operating margin expansion outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects: (i) projected full year 2024 reported operating margin is adjusted for impacts of the discrete expense accrual related to an ongoing litigation matter in the second quarter of 2024; and (ii) projected full year 2024 reported operating margin includes an immaterial impact from year-over-year foreign currency exchange rate changes at noted exchange rates.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2024 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

IDEXX Announces Second Quarter Results

August 6, 2024

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,		June 30,	June 30,
	2024	2023	Growth	2024	2023	Growth
Earnings per share (diluted)	$2.44	$2.67	(9)%	$5.24	$5.22	—%
Less: comparability adjustments
Share-based compensation activity	0.00	0.04		0.10	0.10
Ongoing litigation matter	(0.56)	—		(0.56)	—
Change from currency	(0.02)	—		(0.03)	—
Comparable EPS growth	3.02	2.63	15%	5.73	5.12	12%

Amounts presented may not recalculate due to rounding.

Projected 2024 comparable EPS growth outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects adjustments to projected full year 2024 reported EPS for: (i) estimated positive share-based compensation activity of ~$0.12; (ii) a negative $0.56 impact from a discrete expense accrual related to an ongoing litigation matter in the second quarter of 2024; and (iii) estimated negative year-over-year foreign currency exchange rate change impact of ~$0.05 at noted exchange rates.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2024 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and six months ended June 30, 2024 and 2023. To estimate projected 2024 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended June 30, 2024, we have deducted purchases of property and equipment of approximately $130 million from net cash provided from operating activities of approximately $969 million, divided by net income of approximately $846 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

IDEXX Announces Second Quarter Results

August 6, 2024

Notes and Definitions

Discrete litigation expense accrual - During the second quarter of 2024, the Company increased its previously established $27.5 million accrual related to an ongoing litigation matter by $61.5 million.

Ongoing litigation matter - The Company is a defendant in an ongoing litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The Company's total accrual of $89.0 million for this matter includes the discrete $61.5 million litigation expense accrual recorded in the second quarter of 2024 and represents our best estimate of the amount of the probable loss. The actual loss associated with this matter may be higher or lower than the accrued amount depending on the ultimate outcome of this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2024	2023	2024	2023
Revenue:	Revenue	$1,003,578	$943,630	$1,967,673	$1,843,825
Expenses and Income:	Cost of revenue	384,419	370,780	755,444	728,004
	Gross profit	619,159	572,850	1,212,229	1,115,821
	Sales and marketing	142,665	140,532	292,118	288,336
	General and administrative	157,243	89,669	249,267	159,770
	Research and development	55,450	46,505	108,085	91,172
	Income from operations	263,801	296,144	562,759	576,543
	Interest expense, net	(4,745)	(10,215)	(8,224)	(22,926)
	Income before provision for income taxes	259,056	285,929	554,535	553,617
	Provision for income taxes	55,758	61,693	115,658	115,327
Net Income:	Net income attributable to stockholders	$203,298	$224,236	$438,877	$438,290
	Earnings per share: Basic	$2.46	$2.70	$5.30	$5.28
	Earnings per share: Diluted	$2.44	$2.67	$5.24	$5.22
	Shares outstanding: Basic	82,630	83,086	82,863	83,039
	Shares outstanding: Diluted	83,393	83,983	83,684	83,980

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2024	2023	2024	2023
Operating Ratios	Gross profit	61.7%	60.7%	61.6%	60.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	29.9%	24.4%	27.5%	24.3%
	Research and development expense	5.5%	4.9%	5.5%	4.9%
	Income from operations[1]	26.3%	31.4%	28.6%	31.3%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Segment Information

Amounts in thousands (Unaudited)

		Three Months Ended
		June 30, 2024	Percent of Revenue	June 30, 2023	Percent of Revenue
Revenue:	CAG	$922,298		$866,652
	Water	46,726		43,029
	LPD	30,306		29,911
	Other	4,248		4,038
	Total	$1,003,578		$943,630

Gross Profit:	CAG	$569,071	61.7%	$525,709	60.7%
	Water	32,074	68.6%	30,319	70.5%
	LPD	15,558	51.3%	16,086	53.8%
	Other	2,456	57.8%	736	18.2%
	Total	$619,159	61.7%	$572,850	60.7%

Income from Operations:	CAG	$241,550	26.2%	$275,509	31.8%
	Water	20,504	43.9%	19,820	46.1%
	LPD	1,499	4.9%	1,951	6.5%
	Other	248	5.8%	(1,136)	(28.1)%
	Total	$263,801	26.3%	$296,144	31.4%

		Six Months Ended
		June 30, 2024	Percent of Revenue	June 30, 2023	Percent of Revenue
Revenue:	CAG	$1,811,583		$1,693,931
	Water	89,797		81,912
	LPD	58,511		59,119
	Other	7,782		8,863
	Total	$1,967,673		$1,843,825

Gross Profit:	CAG	$1,115,307	61.6%	$1,024,466	60.5%
	Water	62,571	69.7%	57,587	70.3%
	LPD	30,792	52.6%	31,139	52.7%
	Other	3,559	45.7%	2,629	29.7%
	Total	$1,212,229	61.6%	$1,115,821	60.5%

Income from Operations:	CAG	$521,246	28.8%	$537,259	31.7%
	Water	39,934	44.5%	36,791	44.9%
	LPD	2,365	4.0%	3,259	5.5%
	Other	(786)	(10.1)%	(766)	(8.6)%
	Total	$562,759	28.6%	$576,543	31.3%

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended		Dollar	Reported Revenue	Percentage Change from	Percentage Change from	Organic Revenue
Net Revenue	June 30, 2024	June 30, 2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$922,298	$866,652	$55,646	6.4%	(0.7)%	0.4%	6.7%
United States	628,684	594,395	34,289	5.8%	—	0.5%	5.2%
International	293,614	272,257	21,357	7.8%	(2.2)%	—	10.1%
Water	46,726	43,029	3,697	8.6%	(0.9)%	—	9.5%
United States	24,461	21,208	3,253	15.3%	—	—	15.3%
International	22,265	21,821	444	2.0%	(1.8)%	—	3.8%
LPD	30,306	29,911	395	1.3%	(1.6)%	—	2.9%
United States	5,115	4,422	693	15.7%	—	—	15.7%
International	25,191	25,489	(298)	(1.2)%	(1.8)%	—	0.7%
Other	4,248	4,038	210	5.2%	—	—	5.2%
Total Company	$1,003,578	$943,630	$59,948	6.4%	(0.7)%	0.3%	6.7%
United States	660,146	621,607	38,539	6.2%	—	0.5%	5.7%
International	343,432	322,023	21,409	6.6%	(2.1)%	—	8.8%

	Three Months Ended		Dollar	Reported Revenue	Percentage Change from	Percentage Change from	Organic Revenue
Net CAG Revenue	June 30, 2024	June 30, 2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$808,454	$762,476	$45,978	6.0%	(0.7)%	—	6.7%
IDEXX VetLab consumables	325,348	303,735	21,613	7.1%	(1.0)%	—	8.1%
Rapid assay products	103,290	97,340	5,950	6.1%	(0.4)%	—	6.5%
Reference laboratory diagnostic and consulting services	347,373	330,106	17,267	5.2%	(0.5)%	—	5.8%
CAG Diagnostics services and accessories	32,443	31,295	1,148	3.7%	(1.0)%	—	4.7%
CAG Diagnostics capital – instruments	35,292	34,054	1,238	3.6%	(1.2)%	—	4.8%
Veterinary software, services and diagnostic imaging systems:	78,552	70,122	8,430	12.0%	(0.1)%	4.5%	7.6%
Recurring revenue	63,117	53,725	9,392	17.5%	(0.1)%	5.9%	11.7%
Systems and hardware	15,435	16,397	(962)	(5.9)%	(0.1)%	—	(5.8)%
Net CAG revenue	$922,298	$866,652	$55,646	6.4%	(0.7)%	0.4%	6.7%

	Three Months Ended		Dollar	Reported Revenue	Percentage Change from	Percentage Change from	Organic Revenue
	June 30, 2024	June 30, 2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$808,454	$762,476	$45,978	6.0%	(0.7)%	—	6.7%
United States	544,466	517,388	27,078	5.2%	—	—	5.2%
International	263,988	245,088	18,900	7.7%	(2.2)%	—	10.0%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Six Months Ended		Dollar	Reported Revenue	Percentage Change from	Percentage Change from	Organic Revenue
Net Revenue	June 30, 2024	June 30, 2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$1,811,583	$1,693,931	$117,652	6.9%	(0.3)%	0.3%	7.0%
United States	1,230,879	1,158,922	71,957	6.2%	—	0.5%	5.7%
International	580,704	535,009	45,695	8.5%	(1.1)%	—	9.7%
Water	89,797	81,912	7,885	9.6%	(0.4)%	—	10.0%
United States	46,660	41,128	5,532	13.5%	—	—	13.5%
International	43,137	40,784	2,353	5.8%	(0.8)%	—	6.6%
LPD	58,511	59,119	(608)	(1.0)%	(0.8)%	—	(0.2)%
United States	10,279	8,965	1,314	14.7%	—	—	14.7%
International	48,232	50,154	(1,922)	(3.8)%	(1.0)%	—	(2.9)%
Other	7,782	8,863	(1,081)	(12.2)%	—	—	(12.2)%
Total Company	$1,967,673	$1,843,825	$123,848	6.7%	(0.4)%	0.3%	6.8%
United States	1,291,155	1,212,020	79,135	6.5%	—	0.4%	6.1%
International	676,518	631,805	44,713	7.1%	(1.1)%	—	8.1%

	Six Months Ended		Dollar	Reported Revenue	Percentage Change from	Percentage Change from	Organic Revenue
Net CAG Revenue	June 30, 2024	June 30, 2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$1,588,598	$1,489,378	$99,220	6.7%	(0.3)%	—	7.0%
IDEXX VetLab consumables	642,277	594,849	47,428	8.0%	(0.5)%	—	8.5%
Rapid assay products	189,605	179,372	10,233	5.7%	(0.2)%	—	5.9%
Reference laboratory diagnostic and consulting services	691,711	653,286	38,425	5.9%	(0.2)%	—	6.1%
CAG Diagnostics services and accessories	65,005	61,871	3,134	5.1%	(0.7)%	—	5.7%
CAG Diagnostics capital – instruments	69,384	67,198	2,186	3.3%	(0.8)%	—	4.0%
Veterinary software, services and diagnostic imaging systems:	153,601	137,355	16,246	11.8%	(0.1)%	3.9%	8.0%
Recurring revenue	122,817	105,432	17,385	16.5%	(0.1)%	5.1%	11.5%
Systems and hardware	30,784	31,923	(1,139)	(3.6)%	(0.1)%	—	(3.5)%
Net CAG revenue	$1,811,583	$1,693,931	$117,652	6.9%	(0.3)%	0.3%	7.0%

	Six Months Ended		Dollar	Reported Revenue	Percentage Change from	Percentage Change from	Organic Revenue
	June 30, 2024	June 30, 2023	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$1,588,598	$1,489,378	$99,220	6.7%	(0.3)%	—	7.0%
United States	1,067,507	1,008,728	58,779	5.8%	—	—	5.8%
International	521,091	480,650	40,441	8.4%	(1.1)%	—	9.5%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		June 30, 2024	December 31, 2023
Assets:	Current Assets:
	Cash and cash equivalents	$401,590	$453,932
	Accounts receivable, net	533,606	457,445
	Inventories	379,958	380,282
	Other current assets	213,458	203,595
	Total current assets	1,528,612	1,495,254
	Property and equipment, net	708,178	702,177
	Other long-term assets, net	1,178,077	1,062,494
	Total assets	$3,414,867	$3,259,925
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$117,468	$110,643
	Accrued liabilities	541,124	478,712
	Line of credit	250,000	250,000
	Current portion of long-term debt	170,112	74,997
	Deferred revenue	37,998	37,195
	Total current liabilities	1,116,702	951,547
	Long-term debt, net of current portion	524,743	622,883
	Other long-term liabilities, net	193,169	200,965
	Total long-term liabilities	717,912	823,848
	Total stockholders' equity	1,580,253	1,484,530
	Total liabilities and stockholders' equity	$3,414,867	$3,259,925

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Selected Balance Sheet Information:	Days sales outstanding[1]	47.3	45.7	46.1	45.6	43.9
	Inventory turns[2]	1.4	1.3	1.3	1.3	1.3

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns are calculated as the ratio of four times our inventory-related cost of product revenue for the quarter, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Six Months Ended
		June 30, 2024	June 30, 2023
Operating:	Cash Flows from Operating Activities:
	Net income	$438,877	$438,290
	Non-cash adjustments to net income	75,155	76,246
	Changes in assets and liabilities	(67,135)	(130,310)
	Net cash provided by operating activities	446,897	384,226
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(63,578)	(66,981)
	Acquisition of a business	(77,000)	—
	Proceeds from net investment hedges	727	—
	Net cash used by investing activities	(139,851)	(66,981)
Financing:	Cash Flows from Financing Activities:
	Repayments under credit facility, net	—	(315,000)
	Payments for the acquisition-related holdbacks	—	(1,780)
	Repurchases of common stock	(370,285)	—
	Proceeds from exercises of stock options and employee stock purchase plans	26,241	23,086
	Shares withheld for statutory tax withholding payments on restricted stock	(10,268)	(9,676)
	Other	—	6,256
	Net cash used by financing activities	(354,312)	(297,114)
	Net effect of changes in exchange rates on cash	(5,076)	161
	Net (decrease) increase in cash and cash equivalents	(52,342)	20,292
	Cash and cash equivalents, beginning of period	453,932	112,546
	Cash and cash equivalents, end of period	$401,590	$132,838

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended		Six Months Ended
		June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Free Cash Flow:	Net cash provided by operating activities	$248,312	$200,314	$446,897	$384,226
	Investing cash flows attributable to purchases of property and equipment	(33,305)	(27,470)	(63,578)	(66,981)
	Free cash flow[1]	$215,007	$172,844	$383,319	$317,245

1See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Second Quarter Results

August 6, 2024

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Shares repurchased in the open market	415	—	718	—
Shares acquired through employee surrender for statutory tax withholding	—	—	18	19
Total shares repurchased	415	—	736	19

Cost of shares repurchased in the open market	$208,169	$—	$375,271	$—
Cost of shares for employee surrenders	79	79	10,268	9,676
Total cost of shares	$208,248	$79	$385,539	$9,676

Average cost per share – open market repurchases	$501.44	$—	$522.32	$—
Average cost per share – employee surrenders	$496.95	$469.84	$560.01	$503.35
Average cost per share – total	$501.44	$469.84	$523.26	$503.35